                        THE McGRAW-HILL COMPANIES, INC.

         SCHEDULE II - RESERVES FOR DOUBTFUL ACCOUNTS AND SALES RETURNS

                             (Thousands of dollars)


                                Balance at      Additions                                  Balance
                                 beginning       charged                                    at end
                                  of year       to income     Deductions        Other      of year
                                ----------      ---------     ----------        -----      -------
                                                                  (A)            (B)

Year ended 12/31/97
  Allowance for doubtful
     accounts                     $ 85,965       $80,600        $68,244        $           $ 98,321
  Allowance for returns             76,295         8,013                                     84,308
                                  --------       -------        -------        -------     --------
                                  $162,260       $88,613        $68,244        $           $182,629
                                  ========       =======        =======        =======     ========

Year ended 12/31/96
  Allowance for doubtful
     accounts                     $ 79,980       $65,116        $67,237        $ 8,106     $ 85,965
  Allowance for returns             47,222         8,296                        20,777       76,295
                                  --------       -------        -------        -------     --------
                                  $127,202       $73,412        $67,237        $28,883     $162,260
                                  ========       =======        =======        =======     ========


Year ended 12/31/95
  Allowance for doubtful
     accounts                     $ 78,732       $65,385        $64,137        $           $ 79,980
  Allowance for returns             44,078         3,144                                     47,222
                                  --------       -------        -------        -------     --------
                                  $122,810       $68,529        $64,137        $           $127,202
                                  ========       =======        =======        =======     ========

(A)  Accounts written off, less recoveries.

(B) Reserves acquired in connection with the purchase of the Times Mirror Higher Education Group.



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